Exhibit 99

                        Southcoast Financial Corporation
                                  News Release
                   Southcoast Announces First Quarter Earnings

Mt. Pleasant, S.C., April 28, 2009 / Globe Newswire / - Southcoast Financial Corporation (NASDAQ: SOCB) announced that it had unaudited net income of $303,000, or $.07 per basic share, for the quarter ended March 31, 2009. This compares to unaudited net income of $744,000, or $0.16 per basic share, for the quarter ended March 31, 2008. The March 31, 2009 earnings per share are based on 4,521,890 basic average shares compared to 4,792,108 average shares for the first quarter of 2008.

President and Chief Executive Officer L. Wayne Pearson said, "We recognize the challenging times we live in. Despite these challenging times, our regulatory capital remains strong," said Pearson.

Total assets as of March 31, 2009 were $529.1 million compared to $525.9 million as of March 31, 2008; an increase of 0.6%. Loans, excluding loans held for sale, increased to $391.6 million, up 1.6% from $385.3 million as of March 31, 2008. Deposits during the same period increased 5.1% to $373.3 million. As of March 31, 2009, the ratio of nonperforming assets to total assets was 2.97% and the allowance for loan losses as a percentage of loans was 1.71%.

Southcoast Financial Corporation, headquartered in Mt. Pleasant, South Carolina, is the holding company of Southcoast Community Bank. The Bank, which opened for business July 20, 1998, is a state chartered commercial bank operating from its main office at 530 Johnnie Dodds Boulevard in Mt. Pleasant, South Carolina and nine branches in the Charleston, South Carolina area. Trading in Southcoast Financial Corporation's common stock is traded on the NASDAQ Global Market under the symbol SOCB.

SOURCE   Southcoast Financial Corporation
/ Contact William C. Heslop, Executive Vice President and
Chief Financial Officer, (843) 216-3019

Southcoast Financial Corporation
SELECTED FINANCIAL DATA
(dollars in thousands, except earnings per share)

                                                                     Year         Year          Year            Year         Year
                                         Three Months Ended          Ended        Ended         Ended           Ended        Ended
                                        March 2009   March 2008    Dec. 2008     Dec. 2007    Dec. 2006       Dec. 2005    Dec. 2004
                                        ----------   ----------    ---------     ---------    ---------       ---------    ---------
                                             (Unaudited)
INCOME STATEMENT DATA
   Net interest income ...........   $    3,288    $    3,453    $   15,113    $   14,354    $   16,145    $   13,914    $   10,692
   Provision for loan losses .....          100           381         4,294             0           723           865         1,146
   Noninterest income ............          641           795         2,576         2,554         3,837         2,725         2,700
   Noninterest expenses ..........        3,570         2,923        13,403        11,999        11,542         9,243         7,966
   Net income ....................          303           744           217         3,429         4,839         4,189         2,982

PER SHARE DATA *
 Net income per share
    Basic ........................   $     0.07    $     0.16    $     0.05    $     0.63    $     0.81    $     0.97    $     0.76
    Diluted ......................   $     0.07    $     0.16    $     0.05    $     0.63    $     0.80    $     0.97    $     0.75

BALANCE SHEET DATA
  Total assets ...................   $  529,130    $  525,897    $  534,965    $  500,852    $  481,856    $  476,599    $  366,102
  Total deposits .................      373,319       355,064       366,811       342,755       310,893       311,554       258,153
  Total loans (net) ..............      384,913       381,076       397,123       374,117       363,246       371,656       293,207
  Investment securities ..........       64,262        67,908        62,282        62,609        46,461        35,203        24,831
  Total earning assets ...........      452,812       456,609       476,031       443,200       445,119       440,942       344,482
  Other borrowings ...............       90,854        96,880        97,590        81,230        67,841        67,000        58,000
  Junior subordinated debentures .       10,310        10,310        10,310        10,310        21,655        21,655        11,345
  Shareholders' equity ...........       54,647        59,505        55,233        62,741        78,803        73,315        36,571

Average shares outstanding
  Basic ..........................    4,521,890     4,792,108     4,631,135     5,419,474     6,007,137     4,335,319     3,945,175
  Diluted ........................    4,521,890     4,792,108     4,631,135     5,423,915     6,012,445     4,340,470     4,001,380

Key ratios **
  Return on assets ...............         0.23%         0.60%         0.04%         0.71%         1.00%         1.04%         0.98%
  Return on equity ...............         2.24%         4.94%         0.37%         4.96%         6.22%         9.28%         8.56%
  Equity to asset ratio ..........        10.33%        11.31%        10.32%        12.53%        16.35%        15.38%         9.99%
  Non-performing assets to assets          2.97%         1.07%         3.06%         0.91%         0.18%         0.11%         0.27%
  Reserve to loans ...............         1.71%         1.10%         1.83%         1.14%         1.19%         1.14%         1.15%
  Net interest margin ............         2.84%         3.13%         3.33%         3.40%         3.64%         3.69%         3.78%




* Per share data has been adjusted for 10% stock dividends in 2007, 2006, and 2005. ** Ratios for three months are annualized.

                        Southcoast Financial Corporation
                          Consolidated Income Statement
                    (Dollars in thousands, except share data)


                                                          Quarter  Ended
                                                    March 31,          March 31,
                                                      2009              2008
                                                      ----              ----
                                                   (Unaudited)       (Unaudited)
Interest Income
 Interest and fees on loans ...................     $     6,019      $     6,834

 Interest on investments ......................             712              818
 Interest on Fed funds sold ...................               1               12
                                                    -----------      -----------
   Total interest income ......................           6,732            7,664

Interest expense ..............................           3,444            4,211
                                                    -----------      -----------
   Net interest income ........................           3,288            3,453
Provision for loan losses .....................             100              381
                                                    -----------      -----------
   Net interest after provision ...............           3,188            3,072

Other noninterest income ......................             641              795
                                                    -----------      -----------
   Total operating income .....................           3,829            3,867

Noninterest expense
 Salaries and benefits ........................           2,066            1,723
 Occupancy and furniture and equipment ........             665              574
 Other expenses ...............................             839              626
                                                    -----------      -----------
   Total noninterest expense ..................           3,570            2,923

Income before taxes ...........................             259              944
Income tax expense(benefit) ...................             (44)             200
                                                    -----------      -----------
Net income ....................................     $       303      $       744
                                                    ===========      ===========
Basic net income per common share .............     $      0.07      $      0.16

Diluted net income per common share ...........     $      0.07      $      0.16

Average number of common shares
    Basic .....................................       4,521,890        4,792,108
    Diluted ...................................       4,521,890        4,792,108

                                                                                      Southcoast Financial Corporation
                                                                                         Consolidated Balance Sheets

                                                                          March 31   March 31   December 31  December 31 December 31
                                                                            2009       2008         2008        2007         2006
                                                                            ----       ----         ----        ----         ----
                                                                         (Unaudited)(Unaudited)  (Audited)    (Audited)   (Audited)
Assets
Cash and due from banks ................................................   $ 19,903    $ 22,327    $ 10,659    $  7,033    $  7,008
Federal Funds sold .....................................................        364       1,176      11,902       3,774      31,204
Investments ............................................................     64,262      67,908      62,282      62,609      46,460
Loans held for sale ....................................................        984           0         417         384         140
Loans ..................................................................    391,611     385,316     404,533     378,414     367,611
Less: Allowance for loan losses ........................................      6,698       4,240       7,410       4,297       4,364
                                                                           --------    --------    --------    --------    --------
Net loans ..............................................................    384,913     381,076     397,123     374,117     363,247
Fixed assets ...........................................................     27,774      26,687      23,813      26,735      25,126
Other assets ...........................................................     30,930      26,723      28,769      26,200       8,671
                                                                           --------    --------    --------    --------    --------
    Total Assets .......................................................   $529,130    $525,897    $534,965    $500,852    $481,856
                                                                           ========    ========    ========    ========    ========
Liabilities & Shareholders' Equity
Deposits:
 Non-interest bearing ..................................................     30,508      30,821    $ 27,932    $ 32,607    $ 34,694
 Interest bearing ......................................................    342,811     324,243     338,879     310,148     276,199
                                                                           --------    --------    --------    --------    --------
  Total deposits .......................................................    373,319     355,064     366,811     342,755     310,893
Other borrowings .......................................................     85,084      96,880      97,591      81,230      67,841
Other liabilities ......................................................      5,770       4,138       5,020       3,816       2,664
Junior subordinated debentures .........................................     10,310      10,310      10,310      10,310      21,655
                                                                           --------    --------    --------    --------    --------
   Total liabilities ...................................................    474,483     466,392     479,732     438,111     403,053

Shareholders' Equity
 Common Stock ..........................................................     53,477      56,099      53,442      60,157      75,316
 Retained Earnings and Accumulated Other Comprehensive Income or Loss ..      1,170       3,406       1,791       2,584       3,487
                                                                           --------    --------    --------    --------    --------
   Total shareholders' equity ..........................................     54,647      59,505      55,233      62,741      78,803
                                                                           --------    --------    --------    --------    --------
   Total Liabilities and
     Shareholders' equity ..............................................   $529,130    $525,897    $534,965    $500,852    $481,856
                                                                           ========    ========    ========    ========    ========

Book Value Per Share ...................................................   $  12.08    $  12.61    $  12.24    $  12.52    $  14.41
Reserve to Loans Ratio .................................................       1.71%       1.10%       1.83%       1.14%       1.19%